As filed with the Securities and Exchange Commission on May 7, 2010

Registration No. 333-156397

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

________________

Post-Effective Amendment No. 1

to

FORM S-1

Registration Statement under the Securities Act of 1933

________________

Cover-All Technologies Inc.

(Exact name of Registrant as specified in its charter)

________________

Delaware (State or other jurisdiction of incorporation or organization)	7371 (Primary Standard Industrial Classification Code Number)	13-2698053 (I.R.S. Employer Identification No.)

________________

55 Lane Road, Suite 300

Fairfield, New Jersey 07004

(973) 461-5200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

________________

John W. Roblin

Chief Executive Officer

Cover-All Technologies Inc.

55 Lane Road

Fairfield, New Jersey 07004

(973) 461-5200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

________________

Copies to:

David E. Weiss, Esq.

Sills Cummis & Gross P.C.

One Rockefeller Plaza

New York, NY 10020

(212) 643-7000

________________

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

- ii -

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the registration statement on Form S-1 (File No. 333-156397) (the “Registration Statement”) of Cover-All Technologies Inc. is being filed pursuant to the undertakings in Item 17 of the Registration Statement to update and supplement the information contained in the Registration Statement, as originally declared effective by the Securities and Exchange Commission on August 12, 2009, to (i) include the information contained in the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Securities and Exchange Commission on March 19, 2010, Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 12, 2010, and definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 30, 2010, and (ii) make certain other updating revisions to the information contained herein. Except as otherwise set forth herein, no changes have been made to the prospectus contained in the Registration Statement (which prospectus continues to form a part of this Registration Statement), and, accordingly, such prospectus has not been reprinted in Part I of this filing. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement with the SEC.

The information in this prospectus supplement is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-156397

Preliminary and Subject to Completion, dated May 7, 2010

PROSPECTUS SUPPLEMENT NO. 4

9,876,584 Shares of Common Stock

Cover-All Technologies Inc.

This prospectus supplement relates to the resale by selling stockholders identified in the section entitled “Selling Stockholders” on page 39 of the prospectus of up to an aggregate of 9,876,584 shares of common stock of Cover-All Technologies Inc., which consists of 9,776,584 shares of common stock and 100,000 shares of common stock issuable upon the exercise of outstanding warrants.

The selling stockholders may offer and sell any of the shares of common stock from time to time at fixed prices, at market prices or at negotiated prices, and may engage a broker, dealer or underwriter to sell the shares. For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the section entitled “Plan of Distribution” on page 42 of the prospectus. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

Recent Developments

We have incorporated by reference into this prospectus supplement the information contained in the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 19, 2010 (the “Form 10-K”), in its Current Report on Form 8-K, filed on April 12, 2010, and in its definitive Proxy Statement on Schedule 14A, filed on April 30, 2010. This prospectus supplement should be read in conjunction with the prospectus dated August 12, 2009, the Prospectus Supplement No. 1 dated August 14, 2009, the Prospectus Supplement No. 2 dated September 24, 2009 and the Prospectus Supplement No. 3 dated November 13, 2009 (collectively, the “Prospectus”). This prospectus supplement updates and supplements the information in the Prospectus.

Our common stock is currently quoted on the Over-the-Counter Bulletin Board under the symbol “COVR.OB”. On May 3, 2010, the last reported sale price of our shares on the Over-the-Counter Bulletin Board was $1.71 per share. You should rely only on the information contained in the Prospectus and this prospectus supplement. We have not authorized any other person to provide you with different information.

You should consider carefully the risks that we have described in the section entitled “Risk Factors” beginning on page 4 of the Prospectus, on page 7 of the Form 10-K and on page 3 of this prospectus supplement before deciding whether to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is truthful and complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in the Prospectus, as updated and supplemented by this prospectus supplement. We have not authorized anyone to provide you with information different from that contained in the Prospectus, as updated and supplemented by this prospectus supplement. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or of any sale of our common stock.

This prospectus supplement is dated May 7, 2010.

RISK FACTORS

You should carefully consider the risks described in the Prospectus, the Form 10-K and the additional risks set forth below before making a decision to buy our common stock. If any of these risks actually occurs, our business, financial condition and results of operations could be harmed. In that case, the trading price of our common stock could decline and you might lose all or part of your investment in our common stock. You should also refer to the other information set forth in the Prospectus, as updated and supplemented by this prospectus supplement, including our financial statements and the related notes.

Risks Related to Acquisitions

We May Fail to Realize the Anticipated Benefits of the Acquisition of Moore Stephens Business Solutions, LLC.

On April 12, 2010, we acquired substantially all of the assets of Moore Stephens Business Solutions, LLC through our wholly-owned subsidiary, Cover-All Systems, Inc. The success of the acquisition will depend on, among other things, our ability to realize anticipated benefits, growth opportunities and cost savings and to integrate the operations of Moore Stephens Business Solutions, LLC in a manner that does not materially disrupt our own operations. If we are not able to successfully achieve these objectives, the anticipated benefits of the acquisition may not be realized fully, or at all, or may take longer to realize than expected. Further, it is possible that the integration process could result in the disruption of the ongoing business or inconsistencies in standards, controls, procedures and policies that would adversely affect our business, financial condition or results of operations.

EXPERTS

The consolidated financial statements of Cover-All Technologies and its subsidiary as of December 31, 2009 and 2008 and for each of the three fiscal years in the three-year period ended December 31, 2009, incorporated by reference herein, have been audited by MSPC, an independent registered public accounting firm, as stated in their report dated March 19, 2010, which is incorporated by reference herein and elsewhere in the Registration Statement, and such consolidated financial statements have been so incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission, or the SEC, allows us to “incorporate by reference” the information that we have filed with it, meaning we can disclose important information to you by referring you to those documents already on file with the SEC. The information incorporated by reference is considered to be part of the Prospectus except for any information that is superseded by other information that is included in this prospectus supplement.

This filing incorporates by reference the following documents, which we have previously filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC on March 19, 2010;
•	Our Current Report on Form 8-K, as filed with the SEC on April 12, 2010; and
•	Our definitive Proxy Statement used in connection with the Annual Meeting of Stockholders to be held on June 3, 2010, as filed with the SEC on April 30, 2010.

You should rely only on the information contained in the Prospectus, as updated and supplemented by this prospectus supplement, or that information to which the Prospectus or this prospectus supplement has referred you by reference. We have not authorized anyone to provide you with any additional information.

These documents may also be accessed through our website at www.cover-all.com or as described under “Where You Can Find More Information” in the Prospectus. The information and other content contained on or linked from our website are not part of the Prospectus or this prospectus supplement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus and this prospectus supplement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus or this prospectus supplement.

We will provide, without charge, to each person, including any beneficial owner, to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the reports or documents incorporated by reference in the Prospectus but not delivered with the Prospectus. Any request may be made by writing or calling us at the following address or telephone number:

Ms. Ann F. Massey

55 Lane Road, Suite 300

Fairfield, New Jersey 07004

(973) 461-5190

FINANCIAL STATEMENTS

With respect to our audited annual consolidated financial statements, the Registrant hereby incorporates by reference the following:

•	Report of MSPC, Independent Registered Public Accounting Firm;

•	Consolidated Balance Sheets as of December 31, 2009 and 2008;

•	Consolidated Statements of Operations for the Years Ended December 31, 2009,

2008 and 2007;

•	Consolidated Statements of Changes in Stockholders’ Equity for the

Years Ended December 31, 2009, 2008 and 2007;

•	Consolidated Statements of Cash Flows for the Years Ended December 31, 2009,

2008 and 2007;

•	Notes to Consolidated Financial Statements; and

•	Financial Statement Schedule,

contained in our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 19, 2010.

9,876,584 Shares of Common Stock

COVER-ALL TECHNOLOGIES INC.

Prospectus Supplement

May 7, 2010

No dealer, salesperson or any person is authorized to give any information or make any representations in connection with this offering other than those contained in the Prospectus and this prospectus supplement, and, if given or made, the information or representations must not be relied upon as having been authorized by us. Neither the Prospectus nor this prospectus supplement constitutes an offer to sell or a solicitation of an offer to buy any security other than the securities offered by the Prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the Company’s estimates of the expenses in connection with the sale and distribution of the securities being registered, all of which will be paid by the Company.

Item	Amount
SEC registration fee	$359	*
Legal fees and expenses	$65,000	**
Accounting fees and expenses	$7,500	**
Printing fees and expenses	$1,000	**
Miscellaneous fees and expenses	$1,141	**

Total	$75,000	**

______________
*	Previously paid.
**	Estimated

Item 14. Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law (“DGCL”), as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that the company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the company) by reason of the fact that the person is or was a director, officer, agent or employee of the company or is or was serving at the company’s request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the company as well but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the company, unless the court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Article X of the Company’s By-Laws provides that a director or officer of the Company shall be indemnified by the Company against judgment, fines, amounts paid in settlement and reasonable expenses, including attorney’s fees, actually and necessarily incurred by such person in connection with the defense thereof or any appeal therein, to the full extent permitted under the laws of the State of Delaware from time to time in effect. The Company shall have the power to purchase and maintain insurance for the indemnification of such directors and officers to the full extent permitted under the laws of the State of Delaware from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights of indemnification to which such director or officer may be entitled.

Item 15. Recent Sales of Unregistered Securities.

We have sold or issued the following securities that were not registered under the Securities Act during the past three years:

In January 2007, the holders of our 8% convertible debentures due 2008 (the “2008 Debentures”) and 8% convertible debentures due 2009 (the “2009 Debentures”) elected to convert an aggregate of $119,807 principal amount of such Debentures for shares of our common stock at the conversion price of $0.30 per share. In connection with this conversion, we issued to the holders of the debentures an aggregate of 399,358 shares of our common stock. No cash proceeds were received by us in connection with each conversion of the debentures. The shares of our common stock issued upon each conversion of the debentures were issued exempt from registration in reliance on Section 3(a)(9) of the Securities Act as an exchange of securities by an issuer with its existing security holders where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

In March 2007, we issued an aggregate of 5,438,670 shares of our common stock to the RENN funds in connection with their election to convert an aggregate of $1,631,601 principal amount of the 2008 Debentures and 2009 Debentures at a conversion price of $0.30 per share. No cash proceeds were received by us in connection with each conversion of the debentures. The shares of our common stock issued upon each conversion of the debentures were issued exempt from registration in reliance on Section 3(a)(9) of the Securities Act as an exchange of securities by an issuer with its existing security holders where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

In March 2007, we issued an aggregate of 128,572 shares of our common stock to US Special Opportunities Trust PLC (the predecessor of Global Special Opportunities Trust PLC), Renaissance US Growth Investment Trust PLC, Mr. Roblin and two other accredited investors upon their exercise of an aggregate of 128,572 warrants to purchase 128,572 shares of our common stock at an exercise price of $0.22 per share. The issuance of such shares was exempt from registration in reliance on Section 4(2) of the Securities Act.

In June 2007, the holders of the 2008 Debentures converted an aggregate of $33,617 in principal of such debentures into a total of 112,055 shares of our common stock at the conversion price of $0.30 per share. No cash proceeds were received by us in connection with this partial conversion of the 2008 Debentures. The shares of our common stock issued upon the conversion of the debentures were issued exempt from registration in reliance on Section 3(a)(9) of the Securities Act as an exchange of securities by an issuer with its existing security holders where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

In December 2007, we issued an aggregate of 7,143 shares of our common stock to Mr. Roblin, upon his exercise of an aggregate of 7,143 warrants to purchase 7,143 shares of our common stock at an exercise price of $0.35 per share. The issuance of such shares was exempt from registration in reliance on Section 4(2) of the Securities Act.

In June 2008, Mr. Roblin and certain other investors converted an aggregate of $262,265 in principal of our 2008 Debentures into a total of 874,217 shares of our common stock. No cash proceeds were received by us in connection with this partial conversion of the 2008 Debentures. The shares of our common stock issued upon the conversion of the debentures were issued exempt from registration in reliance on Section 3(a)(9) of the Securities Act as an exchange of securities by an issuer with its existing security holders where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

In April 2010, we issued an aggregate of 76,014 shares of our common stock to Moore Stephens Business Solutions, LLC in connection with the our purchase of substantially all of the assets of Moore Stephens Business Solutions, LLC. The issuance of such shares was exempt from registration in reliance on Section 4(2) of the Securities Act.

Item 16. Exhibits

The Exhibits listed on the Exhibit Index of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

1.    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;
ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.	That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfield, New Jersey on May 7, 2010.

COVER-ALL TECHNOLOGIES INC.

By:	/s/ John W. Roblin
John W. Roblin
Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

We the undersigned officers and directors of Cover-All Technologies Inc., hereby severally constitute and appoint John W. Roblin and Ann F. Massey (with full power to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ John W. Roblin
John W. Roblin	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	May 7, 2010
/s/ Ann F. Massey
Ann F. Massey	Chief Financial Officer, Controller and Secretary (Principal Financial and Accounting Officer)	May 7, 2010

* Manish D. Shah	Director, President and Chief Technology Officer	May 7, 2010

* Russell Cleveland	Director	May 7, 2010

* Earl Gallegos	Director	May 7, 2010

* Mark Johnston	Director	May 7, 2010

/s/ Stephen M. Mulready
Stephen M. Mulready	Director	May 7, 2010

*By:	/s/ John W. Roblin John W. Roblin Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
2

Certificate of Merger of the Company Computer Systems, Inc. (a New York corporation) into the Registrant, filed on June 11, 1985 [incorporated by reference to Exhibit 2 to the Registrant’s Annual Report on Form 10-K (Commission File No. 0-13124) filed on January 29, 1986].

3(a)

Certificate of Incorporation of the Registrant filed on April 22, 1985 [incorporated by reference to Exhibit 3(a) to the Registrant’s Annual Report on Form 10-K (Commission File No. 0-13124) filed on January 29, 1986].

3(b)

Certificate of Amendment of Certificate of Incorporation of the Registrant filed on May 6, 1987 [incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 33-17533) filed on September 29, 1987].

3(c)

Certificate of Amendment of Certificate of Incorporation of the Registrant filed on March 26, 1990 [incorporated by reference to Exhibit 3(d) to the Registrant’s Quarterly Report on Form 10-Q (Commission File No. 0-13124) filed on June 14, 1990].

3(d)

Certificate of Amendment of Certificate of Incorporation of the Registrant filed on March 18, 1992 [incorporated by reference to Exhibit 1 to the Registrant’s Current Report on Form 8-K (Commission File No. 0-13124) filed on March 30, 1992].

3(e)

Certificate of Amendment of Certificate of Incorporation of the Registrant [incorporated by reference to Exhibit 3(e) to the Registrant’s Amendment No. 1 to Registration Statement on Form S-3 (Commission File No. 0-13124) filed on July 10, 1996].

3(f)

Certificate of Amendment of Certificate of Incorporation of the Registrant filed on July 12, 2000 [incorporated by reference to Exhibit 3(g) to the Registrant’s Quarterly Report on Form 10-Q (Commission File No. 0-13124) filed on August 11, 2000].

3(g)

By-laws of the Registrant, as amended [incorporated by reference to Exhibit 3(g) to the Registrant’s Amendment No. 1 to Registration Statement on Form S-3 (Commission file No. 0-13124) filed on July 10, 1996].

4	Form of Common Stock Certificate of the Registrant [incorporated by reference to Exhibit 4(a) to the Registrant’s Annual Report on Form 10-K (Commission File No. 0-13124) filed on January 29, 1986].
4(b)*	Non-Negotiable Subordinated Promissory Note, dated April 12, 2010, in the principal amount of $600,000 for the benefit of Moore Stephens Business Solutions, LLC.
5	Opinion of DLA Piper LLP (US) [incorporated by reference to Exhibit 5 to the Registrant’s Registration Statement on Form S-1/A (Commission File No. 333-156397 filed on July 2, 2009].
10(a)

Warner Insurance Services, Inc. Tax Saver 401(k) Salary Reduction Plan adopted May 31, 1985 and restated as of August 11, 1992 [incorporated by reference to Exhibit 10(k) to the Registrant’s Annual Report on Form 10-K (Commission File No. 0-13124) filed on January 28, 1993].

10(b)(1)

1994 Stock Option Plan for Independent Directors adopted by the Board of Directors of the Registrant on November 10, 1994 [incorporated by reference to Exhibit 10(n)(1) to the Registrant’s Annual Report on Form 10-K (Commission File No. 0-13124) filed on April 17, 1995].

10(c)(8)

Amendment to Non-Qualified Stock Option Agreement, dated as of December 20, 2004, between the Registrant and Mark D. Johnston [incorporated by reference to Exhibit 10(c)(8) to the Registrant’s Quarterly Report on Form 10-Q (Commission File No. 0-13124) filed on August 15, 2005].

10(c)(9)

Amendment to Non-Qualified Stock Option Agreement, dated as of December 20, 2004, between the Registrant and Earl Gallegos [incorporated by reference to Exhibit 10(c)(9) to the Registrant’s Quarterly Report on Form 10-Q (Commission File No. 0-13124) filed on August 15, 2005].

10(c)(10)

Amendment to Incentive Stock Option Agreement, dated as of December 20, 2004, between the Registrant and John Roblin [incorporated by reference to Exhibit 10(c)(10) to the Registrant’s Quarterly Report on Form 10-Q (Commission File No. 0-13124) filed on August 15, 2005].

10(c)(11)

Amendment to Incentive Stock Option Agreement, dated as of December 20, 2004, between the Registrant and John Roblin [incorporated by reference to Exhibit 10(c)(11) to the Registrant’s Quarterly Report on Form 10-Q (Commission File No. 0-13124) filed on August 15, 2005].

10(c)(14)	Form of Non-Qualified Stock Option Agreement [incorporated by reference to Exhibit 10(c)(14) the Registrant’s Quarterly Report on Form 10-Q (Commission File No. 0-13124) filed on May 15, 2006].
10(c)(15)	Form of Incentive Stock Option Agreement [incorporated by reference to Exhibit 10(c)(15) the Registrant’s Quarterly Report on Form 10-Q (Commission File No. 0-13124) filed on May 15, 2006].
10(c)(16)	Form of Restricted Stock Grant Agreement [incorporated by reference to Exhibit 10(c)(16) the Registrant’s Quarterly Report on Form 10-Q (Commission File No. 0-13124) filed on May 15, 2006].
10(c)(17)

Form of Non-Qualified Stock Option Agreement (for Consultants) [incorporated by reference to Exhibit 10(c)(13) the Registrant’s Quarterly Report on Form 10-Q (Commission File No. 0-13124) filed on May 15, 2006].

10(c)(18)

Cover-All Technologies Inc. Amended and Restated 2005 Stock Incentive Plan [incorporated by reference to Exhibit 10(c)(18) to the Registrant’s Form 8-K (Commission File No. 0-13124) filed on March 27, 2008].

10(c)(19)	Summary of 2009 Non-Employee Director Compensation dated March 2, 2009 [incorporated by reference to Exhibit 99.1 the Registrant’s Form 8-K (Commission File No. 0-13124) filed on March 2, 2009].
10(c)(20)

Summary of 2010 Non-Employee Director Compensation dated March 12, 2010 [incorporated by reference to Exhibit 10(c)(20) to the Registrant’s Form 8-K (Commission File No. 0-13124) filed on March 16, 2010].

10(d)(1)

Lease Agreement, dated March 3, 2005, by and between the Registrant and Fairfield 80 Venture, LLC [incorporated by reference to Exhibit 10(d)(4) to the Registrant’s Annual Report on Form 10-K (Commission File No. 0-13124) filed on March 25, 2005].

10(e)(3)

Tuition Reimbursement Agreement, dated September 1, 2006, between the Registrant and Manish D. Shah [incorporated by reference to Exhibit 10(p) to the Registrant’s Form 8-K (Commission File No. 0-13124) filed on September 1, 2006].

10(e)(5)

Employment Agreement, dated December 26, 2006, by and between the Registrant and John Roblin [incorporated by reference to Exhibit 10(e)(5) to the Registrant’s Form 8-K (Commission File No. 0-13124) filed on December 27, 2006].

10(e)(6)

Amendment No. 1 to the Employment Agreement, dated April 26, 2007, between the Registrant and John Roblin [incorporated by reference to Exhibit 10(e)(6) to the Registrant’s Form 8-K (Commission File No. 0-13124) filed on April 30, 2007].

10(e)(7)

Employment Agreement, dated December 26, 2007, by and between the Registrant and John Roblin [incorporated by reference to Exhibit 10(e)(7) to the Registrant’s Form 8-K (Commission File No. 0-13124) filed on December 27, 2007].

10(e)(8)

Employment Agreement, dated December 22, 2009, by and between the Registrant and John Roblin [incorporated by reference to Exhibit 10(e)(8) to the Registrant’s Form 8-K (Commission File No. 0- 13124) filed on December 23, 2009].

10(j)(i)

Asset Purchase Agreement, dated January 22, 2007, between the Registrant and Maloy Risk Services, Inc. [incorporated by reference to Exhibit 10(j)(i) to the Registrant’s Form 8-K (Commission File No. 0-13124) filed on January 26, 2007].

10(j)(ii)

Commission Agreement, dated January 22, 2007, between the Registrant and Maloy Risk Services, Inc. [incorporated by reference to Exhibit 10(j)(ii) to the Registrant’s Form 8-K (Commission File No. 0-13124) filed on January 26, 2007].

10(k)**

Client Services Addendum, effective as of January 1, 2005, between the Registrant and AIG [incorporated by reference to Exhibit 10(k) to the Registrant’s Registration Statement on Form S-1/A (Commission File No. 333-156397) filed on August 6, 2009].

10(l)(1)*†	Asset Purchase Agreement, dated April 12, 2010, among the Registrant, Hays & Company LLP, Moore Stephens Consulting Limited and The Rachlin Group.

10(l)(2)*†	Mutual Non-Competition Agreement, dated April 12, 2010, between the Registrant and Moore Stephens Consulting Limited.
10(m)*†	Employment Agreement, dated April 12, 2010, by and between the Registrant and Seth Rachlin.
21	Subsidiaries of the Registrant [incorporated by reference to Exhibit 21 to the Registrant’s Annual Report on Form 10-K (Commission File No. 0-13124) filed on April 11, 1996].
23.1*	Consent of MSPC.
23.2	Consent of DLA Piper LLP (US) [included in Exhibit 5].
24*	Power of Attorney [incorporated by reference to the signature page to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-156397 filed on December 22, 2008].
___________________
*	Filed herewith.
**	Confidential treatment has been requested for certain provisions of this Exhibit pursuant to Rule 24b- 2 under the Securities Exchange Act of 1934, as amended.
†	The Company agrees to furnish supplementally to the Commission a copy of any omitted schedule or exhibit to this agreement upon request by the Commission.